certification

Wilfred Small, Principal Executive Officer/President, and Aymeric Lepeu, Principal Financial Officer/Treasurer of Princeton Everest Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
Ardian Access LLC		Ardian Access LLC

/s/ Wilfred Small		/s/ Aymeric Lepeu
Wilfred Small		Aymeric Lepeu

Date:	12/8/25	Date:	12/8/25

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.